Exhibit 99.1

Radius Health Announces Agreement to be Acquired by

Gurnet Point Capital and Patient Square Capital

•	Transaction delivers immediate value and liquidity to Radius shareholders

•	Result of nine-month strategic review process by the Radius Board to maximize shareholder value

•	Potential per share value of $11.00, including $10.00 cash paid at closing and potential $1.00 CVR

•	Represents total transaction consideration of up to approximately $890 million

BOSTON and Cambridge, MA – June 23, 2022 – Radius Health, Inc. (“Radius” or the “Company”) (Nasdaq: RDUS) today announced that it has entered into a definitive agreement to be acquired by Gurnet Point Capital (“Gurnet Point”) and Patient Square Capital (“Patient Square”) in a transaction valued at approximately $890 million, including the assumption of debt and assuming full payment of the CVR (Contingent Value Right). Debt financing for this transaction will be provided by OrbiMed Advisors, LLC.

Under the terms of the merger agreement, an entity jointly owned by Gurnet Point and Patient Square will initiate a tender offer to acquire all of the outstanding shares of Radius for $10.00 per share in cash plus a CVR of $1.00 per share payable upon TYMLOS® (abaloparatide) net sales reaching $300 million (inclusive of U.S. sales and Japan royalties or supply payments based on supply of TYMLOS for sale in Japan) during any consecutive 12-month period prior to December 31, 2025.

Including the CVR payment, Radius shareholders will receive up to an aggregate of $547 million in cash. The upfront payment at closing represents a premium of 45% over the 30-day volume-weighted average price (VWAP) of Radius’s common stock, and inclusive of the CVR payment, a 59% premium.

“The acquisition of Radius by Gurnet Point and Patient Square provides our shareholders with attractive, immediate value at a compelling premium, in addition to the potential future upside of TYMLOS through the CVR,” said Owen Hughes, Chairman of Radius Health. “Today’s announcement of the acquisition, which has been unanimously approved by the Radius Board, is the culmination of a thorough and rigorous strategic review process conducted over nine months by the Board and management with the assistance of external advisors. The extensive review included outreach to and interaction with multiple strategic parties and financial sponsors on all parts of our business. We are confident that this transaction maximizes value for shareholders and provides the clearest path forward for Radius.”

Kelly Martin, Chief Executive Officer of Radius, said, “This transaction provides shareholders with immediate value in addition to the potential future upside from the CVR. Over the past two years we have worked tirelessly to improve the business fundamentals of Radius. We are proud of what Radius and its dedicated employees have achieved to date.”

Travis Wilson, Partner at Gurnet Point, said, “We are delighted to be acquiring Radius and providing additional resources to the Company during this critical time. We fully believe in the value of the Company’s portfolio and are looking forward to working closely with the Company to deliver a positive impact for patients.”

Jim Momtazee, Managing Partner at Patient Square Capital, stated, “Our investment approach is centered on backing businesses that improve patient lives and consistent with that we are excited to work with Radius to expand access to an important therapeutic.”

Tender Offer and Transaction Details

Under the terms of the merger agreement, an entity jointly owned by Gurnet Point and Patient Square will promptly commence a tender offer for all outstanding shares of Radius common stock at a price of $10.00 per share in cash plus a CVR of $1.00 per share that is payable upon TYMLOS® (abaloparatide) net sales reaching $300 million (inclusive of U.S. sales and Japan royalties or supply payments based on supply of TYMLOS for sale in Japan) during any consecutive 12-month period prior to December 31, 2025. Radius’ Board of directors unanimously recommends that Radius shareholders tender their shares in the tender offer. Upon the successful completion of the tender offer, the acquisition subsidiary will be merged into Radius, and any remaining shares of common stock of Radius that were not tendered in the tender offer will be canceled and converted into the right to receive the same consideration payable in the tender offer.

The transaction, which has been unanimously approved by the members of the Radius Board, is expected to close in the third quarter of 2022, subject to customary closing conditions, including Radius shareholders tendering a minimum number of shares and receipt of regulatory approvals. The transaction is not subject to a financing condition.

Following completion, Radius will become a private company and will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, nor be traded on Nasdaq Global Market. The Company plans to maintain operations in the Boston, MA and Wayne, PA areas.

Advisors

J.P. Morgan Securities LLC acted as exclusive financial advisor to Radius and Ropes & Gray LLP is serving as its legal advisor. Goldman Sachs & Co. LLC acted as exclusive financial advisor to Gurnet Point Capital and Patient Square Capital. Latham & Watkins, LLP is serving as Gurnet Point Capital’s legal advisor. Kirkland & Ellis LLP is serving as Patient Square Capital’s legal advisor. Covington & Burling LLP is serving as OrbiMed’s legal advisor.

Webcast and Conference Call

In connection with today’s announcement, Radius will host a conference call and live audio webcast at 9:30 a.m. ET today, June 23, 2022, to review the proposed transaction.

Conference Call Information:

Date: June 23, 2022

Time: 9:30 a.m. ET

Domestic Dial-In Number: (866) 323-7965

International Dial-In Number: (346) 406-0961

Conference ID: 9693945

Webcast Link: https://edge.media-server.com/mmc/p/jqjdss3t

A live audio webcast of the call can be accessed from the Investors section of the Company’s website, www.radiuspharm.com. The full text of the announcement will also be available on the Company’s website.

About Radius

Radius is a global biopharmaceutical company focused on addressing unmet medical needs in the areas of bone health, neuro- orphan diseases, and oncology. Radius’ lead product, TYMLOS® (abaloparatide) injection, was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture. The Radius clinical pipeline includes investigational abaloparatide injection for potential use in the treatment of men with osteoporosis; the investigational drug, elacestrant (RAD1901), for potential use in the treatment of hormone-receptor positive breast cancer out-licensed to Menarini Group; and the investigational drug RAD011, a synthetic cannabidiol oral solution with potential utilization in multiple neuro-endocrine, neurodevelopmental, or neuropsychiatric disease areas, initially targeting Prader-Willi syndrome, Angelman syndrome, and infantile spasms.

About Gurnet Point Capital

Gurnet Point Capital is a leading healthcare fund that invests in de-risked life sciences companies. Gurnet Point primarily focuses on businesses that have high growth potential in the late product development and commercialization stages of their evolution. These companies become partners not just because of their capacity to generate economic value, but also because of their potential to deliver social impact. Gurnet Point’s team of highly experienced industry executives work closely with its portfolio companies, with an active approach driving operational transformation and outsized returns. www.gurnetpointcapital.com

About Patient Square Capital

Patient Square Capital (www.patientsquarecapital.com) is a dedicated health care investment firm that partners with best-in-class management teams whose products, services and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships and a true partnership approach to make investments in companies grow and thrive. Patient Square invests in businesses that strive to improve patient lives, strengthen communities and create a healthier world. Patient Square’s team of industry-leading executives is differentiated by the depth of focus in health care, the breadth of health care investing experience, and the network it can activate to drive differentiated outcomes.

About OrbiMed

OrbiMed is a leading healthcare investment firm, with $18 billion in assets under management. OrbiMed invests globally across the healthcare industry, from start-ups to large multinational corporations, through a range of private equity funds, public equity funds, and royalty/credit funds. OrbiMed seeks to be a capital provider of choice, providing tailored financing solutions and extensive global team resources to help build world-class healthcare companies. OrbiMed’s team of over 100 professionals is based in New York City, San Francisco, Shanghai, Hong Kong, Mumbai, Herzliya, and other key global markets. www.orbimed.com

Forward-Looking Statements

This communication contains forward-looking statements. These statements are neither promises nor guarantees, and are subject to known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the conditions to the consummation of the tender offer commenced by an entity jointly owned by Gurnet Point and Patient Square (the “Offer”) may not be waived or satisfied in the anticipated timeframe or at all; competing proposals may be made to acquire the Company; the adverse impact the ongoing COVID-19 pandemic is having and is expected to continue to have on our business, financial condition and results of operations, including our commercial operations and sales, clinical trials, preclinical studies, and employees; quarterly fluctuation in our financial results; our dependence on the success of TYMLOS, and our inability to ensure that TYMLOS will obtain regulatory approval outside the U.S. or be successfully commercialized in any market in which it is approved; risks related to manufacturing, supply and distribution; and the risk of litigation or other challenges regarding our intellectual property rights. These and other important risks and uncertainties discussed in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2021, and subsequent filings with the Securities and Exchange Commission (“SEC”), could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. The Company does not give any assurance that it will achieve its expectations.

Additional Information and Where to Find It

The Offer for the all of the outstanding of common stock of Radius (the “Shares”) referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Ginger Acquisition, Inc., a Delaware corporation (“Parent”) and Ginger Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) will file with the SEC, upon the commencement of the Offer. At the time the Offer is commenced, Parent and its acquisition subsidiary will file a tender offer statement on Schedule TO, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. Holders of Shares can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov or on the Company’s website at www.radiuspharm.com.

Investor Contact

Ethan Holdaway

Email: investor-relations@radiuspharm.com

Phone: (617) 583-2017

Media Contact

Radius Health Inc.

Dan Gagnier / Jeffrey Mathews

Gagnier Communications

Email: radius@gagnierfc.com

Phone: (646) 569-5897

Gurnet Point Capital

Tom Johnson / Blair Hennessy

Abernathy MacGregor

Email: tbj@abmac.com / bth@abmac.com

Phone: (212) 371-5999

Patient Square Capital

Doug Allen / Zach Kouwe

Dukas Linden Public Relations

Phone: (646) 722-6530

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